DRAFT OF 4/10/97
                                  SCHEDULE 14A
                                 (RULE 14A-101)


           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
                                        [  ] Confidential, for use of
[x]  Definitive Proxy Statement              the Commission only
[ ]  Definitive Additional Materials         (as permitted by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-ll(c) or Rule 14a-12

                                 ENAMELON, INC.
                (Name of Registrant as Specified In Its Charter)

                                 ENAMELON, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        (1) Title of each class of securities to which transaction applies:___________________________
        (2) Aggregate number of securities to which transaction applies:__________________________
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule
                 0-11:________________________
        (4)      Proposed maximum aggregate value of transaction:_______________
        (5)      Total fee paid:__________________

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-ll(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)      Amount Previously Paid:$______________
        (2)      Form, Schedule or Registration Statement No.: _________________
        (3)      Filing Party: _________________
        (4)      Date Filed: __________________

                                 ENAMELON, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on May 20, 1997

To the Shareholders of Enamelon, Inc.:

         Notice is hereby given that the Annual Meeting of Stockholders of Enamelon, Inc., a Delaware corporation, will be held on May 20, 1997, at The Hyatt Regency, 2 Albany Street, New Brunswick, New Jersey 08901, at 9:00 a.m., for the following purposes:

         1. To elect five Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified.

         2. To approve the adoption of the Company's 1997 Incentive Stock Option Plan.

         3. To ratify the appointment of BDO Seidman, LLP, as the Company's independent public accountants for the year ending December 31, 1997.

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Only Shareholders of record at the close of business on April 15, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                    By Order of the Board of Directors,


                                            Norman Usen, Secretary

Yonkers, New York
April 16, 1997

                                    IMPORTANT

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND SHAREHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                                 ENAMELON, INC.
                                15 KIMBALL AVENUE
                             YONKERS, NEW YORK 10704
                                  914-237-1308


                                 PROXY STATEMENT


         The Board of Directors of Enamelon, Inc. (the "Company") presents this Proxy Statement to all Stockholders and solicits their proxies for the Annual Meeting of Stockholders to be held on May 20, 1997. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors, for the 1997 Incentive Stock Option Plan and for the ratification of BDO Seidman, LLP, as the Company's independent public accountants. The Board of Directors anticipates that all of the nominees will be available for election and does not know of any other matter that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails. This Proxy Statement is being mailed on or about April 16, 1997.

         A total of 6,900,378 shares of Common Stock of the Company were outstanding as of April 1, 1997. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share of Common Stock has one vote. Only Stockholders of record as of the close of business on April 15, 1997 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof.

         The affirmative vote by holders of a plurality of the shares of Common Stock represented at the Annual Meeting is required for the election of Directors and a majority of the shares present at the Annual Meeting and entitled to vote is required for the approval of the Company's 1997 Incentive Stock Option Plan and for the ratification of BDO Seidman, LLP, as the Company's independent public accountants. Shares represented by proxies that are marked "abstain" with respect to the ratification of the independent public accountants and approval of the 1997 Stock Option Plan and proxies that are marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

         A list of Stockholders entitled to vote at the Annual Meeting will be available at the Company's office, 15 Kimball Avenue, Yonkers, New York, during business hours, for a period of ten (10) days prior to the Annual Meeting for examination by any Stockholder. Such list will also be available at the Annual Meeting.

                    ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

PROPOSAL 1.              ELECTION OF DIRECTORS

         The Directors to be elected at the Annual Meeting will serve until the next Annual Meeting and until their successors are duly elected and qualified. Proxies not marked to the contrary will be voted "FOR" the election of the following five persons, all of whom are incumbent Directors. The following table sets forth information concerning the nominees:


Name                                Age                              Position

Dr. Steven R. Fox                   43               Chairman of the Board and Chief Executive
                                                     Officer

Dr. S.N. Bhaskar                    74               Director

Dr. Bert D. Gaster                  69               Director

Richard A. Gotterer                 33               Director

Eric D. Horodas                     43               Director

BIOGRAPHICAL INFORMATION ABOUT NOMINEES

         STEVEN R. FOX, D.D.S., F.I.C.D., F.A.C.D., is the founder of the Company, and has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since June 1992. From June 1992 through December 1995 and from June 1992 through August 1996, respectively, Dr. Fox was also the Company's President and Treasurer. Dr. Fox is a member of the faculty of the Harvard School of Dental Medicine. Since July 1978, Dr. Fox has been a practicing dentist and currently practices dentistry on a part-time basis. Dr. Fox was an Assistant Clinical Professor at New York University's College of Dentistry from 1979 to 1987. Dr. Fox has been active in various professional organizations, including the International Dental Research Society, the American Dental Association and the Ethics Committee of the Ninth District Dental Society. See "Management - Employment and Consulting Agreements."

         S.N. BHASKAR, D.D.S., M.S., PH.D., MAJOR GENERAL U.S. ARMY (RET.), has been a director of the Company since August 1994 and the Chairman of the Scientific Advisory Board since August 1992. Since 1981, Dr. Bhaskar has been in a private dental practice in Monterey and Salinas, California. From January 1955 to December 1980, Dr. Bhaskar was Major General, Dental Corps in the United States Army, Dental Corps. He is an Honorary Fellow of the Academy of General Dentistry, a Diplomat to the American Board of Oral Medicine and the American Board of Oral Pathology, and a member of the Dental Research Advisory Committee to the United States Army. Dr. Bhaskar is a former Vice Chairman of Atrix Laboratories, Inc. and a consultant to the Board of Directors at Vipont, Inc., a publicly-traded company engaged in the development and marketing of oral care products.

         BERT D. GASTER, D.D.S., M.S.D., has been a director of the Company since November 1992 and has been a tenured Associate Professor at New York University's College of Dentistry since 1970. Dr. Gaster has held various faculty positions with New York University's College of Dentistry since 1972, including that of Clinic (Module) Director for 16 years. Dr. Gaster is a past president of the American College of Prosthodontics, New York section, has served on the Budget Policy Development Committee and currently is President of the New York University Dental Alumni Association. Dr. Gaster is currently an attending Prosthodontist with four hospitals in the New York metropolitan area.

         RICHARD A. GOTTERER has been a director of the Company since November 1992 and has been a portfolio manager of fixed income securities at Schroder Capital Management Inc., an investment banking firm, since September 1993. Mr. Gotterer was a private investor from June 1990 through August 1993. Mr. Gotterer was the Vice President of Finance and Chief Financial Officer of Channel American LPTV Holdings, Inc., an entertainment company, from February 1988 to May 1990. He was a financial analyst with Oppenheimer & Co., Inc., an investment banking firm, from October 1985 to October 1987.

         ERIC D. HORODAS, ESQ., has been a director of the Company since November 1992. Mr. Horodas has been President of Markev Realty Corporation and Vice President and Secretary of Baco Realty Corporation since June 1995, both of which are actively engaged in originating, managing and servicing commercial real estate and mortgage investments. He has formerly acted as a consultant to various insurance regulators and insurance industry members in connection with the restructuring and rehabilitation of financially troubled insurance companies from November 1993 through May 1995. Mr. Horodas was a founding partner and member of the Management Committee of the law firm of Rubinstein & Perry from February 1988 until October 1993.

             INFORMATION ABOUT THE BOARD OF DIRECTORS, COMMITTEES OF
                        THE BOARD, AND EXECUTIVE OFFICERS

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

         The Board of Directors has two standing committees, an Audit Committee, and a Compensation Committee. The Board of Directors does not have a Nominating Committee.

         The Audit Committee is composed of Mr. Gotterer (Chairman) and Dr. Bhaskar. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulation. The Audit Committee held one meeting in 1996.

         The Compensation Committee is composed of Mr. Horodas (Chairman)and Dr. Gaster. Among the duties of this Committee are to recommend to the Board remuneration for officers of the Company, to determine the number and issuance of options pursuant to the Company's Stock Option Plans and to recommend the establishment of and to monitor a compensation and programs for all executives of the Company. The Compensation Committee held one meeting in 1996.

         The Board of Directors held three meetings in 1996. All Directors attended at least 75% of the total number of Board meetings and of the meetings of Committees on which each Director served.

EXECUTIVE OFFICERS

         In addition to Dr. Steven R. Fox, the Company's Chairman and Chief Executive Officer, the following individuals serve as executive officers of the
Company:

         D. BROOKS COLE has been the President and Chief Operating Officer of the Company since January 1996. Commencing in September 1993 and continuing through December 1995, Mr. Cole was retained by the Company as a consultant. Mr. Cole was an independent consultant on projects and assignments relating to consumer and packaged goods marketing from 1992 to December 1995. Mr. Cole has over thirty-five years of experience in the marketing of over-the counter drugs, oral care products and cosmetics. Mr. Cole was employed by the Mentholatum Company, Inc., an over-the-counter drug company, in various positions from 1980 to 1993, most recently as President of the United States Division, and a member of the Executive Committee and the Board of Directors from 1983 to 1993. Mr. Cole was a Vice President of the Non Prescription Drug Manufactures Association and served on its Board of Directors and Executive Committee from 1990 to 1993.

         NORMAN USEN had been the Vice President-Research and Development and Product Development of the Company since July 1993. In May 1995, Mr. Usen became the Company's Vice President-Product Development, Vice President-Operations and Secretary. Mr. Usen specializes in consumer product development and has over thirty years experience. From 1992 to April 1995, Mr. Usen, as President and sole stockholder of Nu-Products, Inc. ("NP"), was an independent consultant. From August 1993 through April 1995, NP was retained by the Company as consultant on a part-time basis to coordinate product development.

         ANTHONY E. WINSTON has been the Vice President-Technology and Clinical Research since January 1995. Mr. Winston has over 25 years of technology development and clinical research experience most recently as Technical Director for Church & Dwight Co., Inc., a consumer products manufacturer, where he was responsible for technology development, clinical research, ADA and FDA interface, claim substantiation and patent protection for Arm & Hammer's baking soda toothpastes, including their latest introduction: Peroxy Care(R). Mr. Winston was employed at Church & Dwight Co., from 1970 to 1995. Mr. Winston is the holder or co-holder of more than 60 United States patents, of which 16 are for toothpaste products, with several additional oral care patents pending.

         EDWIN DIAZ has been the Chief Financial Officer, Vice President-Finance and Treasurer of the Company since August 1996. Prior to joining the Company, Mr. Diaz was the Corporate Controller of NYCOR, Inc., a manufacturer of devices used in heating and cooling systems, from September 1994 to August 1996. He was the Controller of Lancer Industries, Inc., a company specializing in the acquisition of distressed and under-performing companies, from 1990 until August 1994. Mr. Diaz was employed by the Alfieri Organization, a real estate development company, as Assistant Controller from 1988 until 1990 and by the accounting firm of Arthur Young & Company from 1986 until 1988. Mr. Diaz is a certified public accountant.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company's Directors and executive officers and beneficial owners of more than 10% of the Company's Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock and derivative securities. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company is not aware of any failures to file reports or report transactions in a timely manner during the Company's fiscal year ended December 31, 1996, except that Dr. Fox, Mr. Cole, Dr. Bhaskar, Dr. Gaster, Mr. Gotterer and Mr. Horodas each filed one late report concerning one transaction.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

         The table below summarizes the compensation received by the Company's Chief Executive Officer and each other executive officer who received a salary and bonus in excess of $100,000 ("named executive officers") for services rendered during the fiscal year ended December 31, 1996. No other executive officer of the Company received compensation in excess of $100,000 during such year.

                           SUMMARY COMPENSATION TABLE

                                                                                             Long-Term
                                                Annual Compensation                          Compensation
                                                                                             Securities
         Name and                                                                            Underlying
         Principal Position (1)                  Year       Salary         Bonus($)          Options(#)
         ----------------------                  ----       ------         --------          ----------

Steven R. Fox....................................1996       $175,000       $75,000           50,000
   Chairman of the Board,
   and Chief Executive Officer (2)(3)

D. Brooks Cole...................................1966       $150,000       $22,500           50,000
   President and Chief Operating
   Officer (3)

Anthony E. Winston...............................1966       $135,000       $20,250           -
   Vice President -
   Technology and Clinical Research

Norman Usen......................................1966       $115,000       $17,000           -
   Vice President -
   Product Development

(1) See "Management-Employment and Consulting Agreements" for a description of Dr. Fox's employment agreement with the Company as Chairman of the Board and Chief Executive Officer which commenced on January 1, 1994; Anthony E. Winston's employment agreement with the Company as the Company's Vice President-Technology and Clinical Research which commenced on January 1, 1995; D. Brooks Cole's employment agreement with the Company whereby Mr. Cole became the Company's President and Chief Operating Officer as of January 1, 1996; and Norman Usen's employment agreement with the Company as the Company's Vice President-Research and Development Vice President-Operations.
(2) Dr. Fox resigned as the Company's President effective in January 1996, and as Treasurer effective August 1996.
(3) Options granted on December 11, 1996 issued at $6.875 for Dr. Fox and $6.25 for Mr. Cole vest 25% as of December 11, 1997 and an additional 25% on December 11 in each successive year.

         The following table sets forth the individual grants of stock options made during the fiscal year ended December 31, 1996 to each of the named executive officers.

                        OPTION GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)




                              Number of            Percent of
                              Securities          Total Options
                              Underlying            Granted to
                                Options            Employees in             Exercise or Base             Expiration
          Name                Granted (#)          Fiscal Year              Price ($/Sh)(1)                Date

Steven R. Fox                  50,000(1)               31.3%                    $6.875                    12/10/01
D. Brooks Cole                 50,000(1)               31.3%                    $6.25                     12/10/06
Anthony E. Winston                --                    --                        --                         --
Norman Usen                       --                    --                        --                         --

(1) Options granted on December 11, 1996 vest 25% as of December 11, 1997 and an additional 25% each successive year.

         The following table sets forth the number of exercisable or vested and unexercisable or unvested options during the fiscal year ended December 31, 1996 held by each of the named executive officers and the year-end value of such options.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES



                                                                                   Value of Unexercised In-
             NAME                  Number of Unexercised Options at                  The-Money Options at
                                 Fiscal Year-End (#) Exercisable/                       Fiscal Year-End
                                      Unexercisable                                    ($)Exercisable/
                                                                                     Unexercisable (1)(2)

         Steven R. Fox                        450,000/50,000                               $ 1,462,500/0
         D. Brook Cole                        135,000/50,000                               $    498,870/0
         Anthony E. Winston                   160,000/0                                    $    360,000/0
         Norman Usen                          168,762/30,000                               $    830,309/147,600


(1) At December 31, 1996, the market price of the Company's Common Stock was $6.25 per share.

  (2) At March 19, 1997, the market price of the Company's common stock was $19.50 per share. On such date the value of Dr. Fox's exercisable options was $7,425,000 and the value of Dr. Fox's unexercisable options was $631,250. On such date the value of Mr. Cole's exercisable options was $2,287,620 and the value of Mr. Cole's unexercisable options was $662,500. On such date the value of Mr. Winston's exercisable options was $2,880,500. All of Mr. Winston's options were exercisable. On such date the value of Mr. Usen's exercisable options was $3,066,406 and the value of Mr. Usen's unexercisable options was $545,100.

  COMPENSATION OF DIRECTORS

         Each non-employee member of the Board of Directors presently receives $500 plus reimbursement of expenses for each board meeting attended. See "Employee Benefits Plans" and " Employment and Consulting Agreements" below for a description of options granted to members of the Board of Directors. Each member of the Audit Committee and the Compensation Committee receives $250 for each committee meeting attended together with reimbursement of expenses.

  EMPLOYMENT AND CONSULTING AGREEMENTS

         The Company has entered into an employment agreement with Dr. Steven R. Fox, pursuant to which Dr. Fox is employed as Chairman of the Board of Directors and Chief Executive Officer for a term of five years commencing on January 1, 1994. The agreement, as amended, provides that Dr. Fox shall devote such time to the Company as necessary to perform his responsibilities thereunder, but no less then forty hours per week, in consideration of an annual salary which was increased by the Board to $175,000 in 1996 and $250,000 per year in January 1997 subject to adjustment. The employment agreement acknowledges that Dr. Fox shall be entitled to maintain his dental practice and see patients on a basis that does not interfere with the performance of his duties thereunder. Dr. Fox continues to practice dentistry on a part-time basis. Pursuant to the agreement, if Dr. Fox opposes a change of control of the Company, as defined in the agreement, and thereafter elects to terminate his employment with the Company, he is entitled to a one time payment of either (i) two and nine-tenths (2.9) times the sum of Dr. Fox's current base annual salary plus any amounts due to him under the Company's Incentive Compensation Plan if a majority of the Company's Board of Directors opposed the change of control or (ii) two and one-half (2.5) times the sum of Dr. Fox's current base annual salary plus any amounts due to him under the Company's Incentive Compensation Plan if a majority of the Company's Board of Directors voted in favor of the change of control. However, such payment shall not exceed the maximum payment permitted by Section 280G of the Internal Revenue Code of 1986, as amended. Pursuant to the Company's Incentive Compensation Plan, Dr. Fox shall be entitled to 50% of all amounts allocated to such plan. See "Employee Benefit Plans" below.

         The Company has entered into an employment agreement with D. Brooks Cole, pursuant to which Mr. Cole is employed as President and Chief Operating Officer. The agreement, as amended, provides that Mr. Cole is required to devote all of his business time to the Company in consideration of an annual salary of $150,000 in 1996 and $175,000 in 1997, subject to adjustment. In addition, Mr. Cole will be entitled to 15% of all amounts allocated to the Company's Incentive Compensation Plan. Mr. Cole serves at the pleasure of the Board of Directors; however, if the Company elects to terminate the agreement, Mr. Cole is entitled to six months' severance pay including all salary and benefits. Pursuant to the employment agreement, Mr. Cole was granted a seven-year option to purchase 99,000 shares of Common Stock at an exercise price equal to $3.00 per share, immediately exercisable from the date of the grant, and expiring seven years thereafter. See "Employee Benefit Plans" below.

         The Company entered into an employment agreement with Norman Usen, pursuant to which Mr. Usen is employed full-time as Vice President-Product Development and Vice President-Operations for a term of three years commencing on May 1, 1995. The consulting agreement between the Company and NP, a company controlled by Mr. Usen, terminated upon the commencement of Mr. Usen's employment agreement. Pursuant to the employment agreement, Mr. Usen will devote full time to the Company in consideration of an annual salary of $105,000 in the first year of the term, $115,000 in the second year of the term and $125,000 in the third year of the term. If Mr. Usen is terminated from the Company without cause, as defined in the agreement, then he will be entitled to continue to receive his salary and benefits until the end of the term of the agreement. As additional compensation, Mr. Usen will be entitled to 12.5% of all amounts allocated to the Company's Incentive Compensation Plan. Pursuant to the employment agreement, Mr. Usen was granted seven-year options to purchase an aggregate 90,000 shares of Common Stock at an exercise price equal to $1.33 per share. The options previously granted to NP were terminated and reissued to Mr. Usen. See "Certain Transactions."

         The Company has entered into an employment agreement with Anthony E. Winston, as amended, pursuant to which Mr. Winston is employed full-time as Vice President-Technology and Clinical Research for a term of three years expiring in January 2000. Pursuant to the employment agreement, Mr. Winston will devote his full time to the Company in consideration of an annual salary of $143,000 in 1997, $151,000 in 1998 and $160,000 in 1999. If Mr. Winston is
  terminated from the Company without cause, as defined in the agreement, then he shall be entitled to continue to receive his salary and benefits until the end of the term of the agreement. As additional compensation, Mr. Winston shall be entitled to 10% of all amounts allocated to the Company's Incentive Compensation Plan. Pursuant to the employment agreement, Mr. Winston was granted ten-year options to purchase an aggregate 150,000 shares of Common Stock at an exercise price equal to $1.33 per share.

         The Company has entered into an employment agreement with Edwin Diaz pursuant to which Mr. Diaz is employed full-time as Vice President-Finance and Chief Financial Officer at the discretion of the Company's Board of Directors. Pursuant to the employment agreement, Mr. Diaz will devote his full time to the Company in consideration of an annual salary of $89,000, subject to adjustment. In addition, Mr. Diaz will be entitled to not less than 5% of all amounts allocated to the Company's Incentive Compensation Plan. If the Company terminates Mr. Diaz's employment without cause, as defined in the agreement, he will be entitled to six months severance pay, including all salary and benefits. If, after a change of control of the Company, Mr. Diaz's employment is terminated without cause or he terminates his employment, he will be entitled to receive one year's compensation, including salary and benefits. In connection with his employment, Mr. Diaz was granted options to purchase 25,000 shares of the Company's Common Stock at an exercise price of $7.00 per share, half of which vest on the first anniversary of his employment and the balance of which vest on the second anniversary of his employment.

   EMPLOYEE BENEFITS PLANS

         1993 STOCK OPTION PLAN

         In July 1993, the Board of Directors adopted the Enamelon, Inc. 1993 Stock Option Plan (the "Plan"), which was approved by the Company's stockholders in September 1993. The Plan provides for the grant to qualified employees (including officers and directors) of the Company of options to purchase shares of Common Stock. A total of 1,500,000 shares of Common Stock have been reserved for issuance upon exercise of stock options granted under the Plan. The Plan is administered by the Board of Directors or a committee of the Board of Directors (the "Committee") whose members are not entitled to receive options under the Plan (excluding options granted exclusively for directors, fees). The Committee has complete discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the Plan. Options granted under the Plan may or may not be "incentive stock options" as defined in Section 422 of the Internal Revenue Code ("Incentive Options") depending upon the terms established by the Committee at the time of grant, but the exercise price of options granted may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is an Incentive Option granted to an employee who owns more than 10% of the outstanding Common Stock). Options may not be exercised more than 10 years after the grant (five years if the grant is an Incentive Option to any employee who owns more than 10% of the outstanding Common Stock). Options granted under the Plan are not transferable and may be exercised only by the respective grantees during their lifetimes or by their heirs, executors or administrators in the event of death. Under the Plan, shares that are the subject of canceled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

         As of March 31, 1997, the Company had granted options exercisable for periods of three to ten years to purchase an aggregate of 1,376,306 shares of Common Stock, at exercise prices ranging from $1.33 to $8.00 per share (subject to adjustment), to certain employees, officers and directors of the Company, including options to purchase an aggregate of 450,000 shares at $3.00 per share, and 50,000 shares at $6.875 granted to the Company's Chairman of the Board, options to purchase an aggregate of 144,515 shares granted to other members of the Company's Board of Directors at prices ranging from $3.06 to $6.25 per share, and options to purchase an aggregate of 47,079 shares granted to members of the Company's Scientific Advisory Board other than members of the Company's Board of Directors at prices ranging from $2.00 to $4.40 per share. See "Employment and Consulting Agreements" above for a description of options granted to an affiliate of an officer of the Company.

  INCENTIVE COMPENSATION PLAN

         The Company has established a five-year incentive compensation program to award officers and key employees for their efforts on behalf of the Company as measured by yearly increases in the net income (before income taxes and extraordinary items) generated by the Company. The program provides for incentive compensation utilizing an objective formula based upon guidelines in accordance with the Company's goals. The Company will establish a yearly bonus pool for 1997 equal to five percent of its net income before income taxes, including the amount provided for by the incentive compensation plan and extraordinary items ("ICP Income"), to be distributed to officers and key employees. For the subsequent four fiscal years, such bonus pool shall only be established in the event the Company's ICP Income equals or exceeds by at least 5% the Company's ICP Income for the prior fiscal year. Amounts remaining in the yearly bonus pool that are not distributed do not carry over into the subsequent year's pool. The maximum amount an executive or key employee may receive from the bonus pool is limited to two times such person's salary.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 19, 1997, certain information, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the owner or more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each named executive officer and (iv) all directors and executive officers as a group:

                                                                    Amount and
                                                                     Nature of                  Percentage of
         Name and Address                                            Beneficial               Outstanding Shares
         of Beneficial Owners                                      Ownership (1)                  Owned (2)
         --------------------                                      -------------                  ---------
       Dr. Steven R. Fox (3)(4).........................               3,543,240                   48.2%
       Dr. Bert Gaster (3)(5)...........................                  25,253                     *
       Mr. Richard Gotterer (3)(5)......................                  90,512                    1.3%
       Mr. Eric Horodas (3)(5) (6).....................                  109,262                    1.6%
       Dr. S.N. Bhaskar (3)(7).........................                   68,756                    1.0%
       Mr. Anthony E. Winston (3)(8)...................                  160,000                    2.3%
       Mr. D. Brooks Cole (3)(9).......................                  135,000                    1.9%
       Mr. Norman Usen (3)(10).........................                  198,762                    2.8%
       All directors and executive officers as a group
          (8 persons) (11).............................                4,330,785                   54.1%


   *     Represents less than 1%.
  (1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

  (2)    Based on 6,900,378 shares issued and outstanding on March 19, 1997.

  (3) The address of this person is c/o Enamelon, Inc., 15 Kimball Avenue, Yonkers, NY 10704.

  (4) Includes 36,348 shares held in trust for the benefit of Dr. Fox's minor children. Also includes 450,000 shares issuable upon exercise of currently exercisable stock options.

  (5) Includes 25,253 shares issuable upon exercise of currently exercisable stock options.

  (6)    Includes 9,375 shares issuable upon exercise of warrants.

  (7)    Includes 68,756 shares issuable upon exercise of stock options

  (8)    Includes 160,000 shares issuable upon exercise of stock options.

  (9)    Includes 135,000 shares issuable upon exercise of stock options.

  (10)   Includes 198,762 shares issuable upon exercise of stock options.

  (11) Includes 1,088,277 shares issuable upon exercise of currently exercisable stock options and 9,375 shares issuable upon exercise of currently exercisable warrants.

         By virtue of his ownership of shares of Common Stock and position with the Company, Steven R. Fox may be deemed a "parent" and a "founder" of the Company as such terms are defined under the federal securities laws.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has subleased its office facilities without a written agreement, since December 1, 1992, from Dr. Steven R. Fox, the Chairman of the Board, at a rent of $600 per month. Commencing January 1, 1996 for a period of one year, the Company entered into a lease with a relative of Dr. Fox for additional office facilities at a rent of $2,500 per month.

               THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
                  VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1.

  PROPOSAL 2.              APPROVAL BY STOCKHOLDERS OF THE COMPANY'S 1997
                           INCENTIVE STOCK OPTION PLAN

         The Board of Directors of the Company has adopted, subject to the approval of Stockholders, the Company's 1997 Incentive Stock Option Plan (the "Plan"), which authorizes the grant of options to purchase an aggregate of 750,000 shares of Common Stock.

         Management recommends voting "FOR" approval of the Company's 1997 Incentive Stock Option Plan. The affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote is necessary for such approval.

  GENERAL

         The Board of Directors has deemed it in the best interest of the Company to establish the Plan so as to provide employees and other persons involved in the continuing development and success of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company by means of grants of options to purchase Common Stock. The Plan supplements the Company's 1993 Stock Option Plan (the "Existing Plan"), which presently has 123,694 shares of the 1,500,000 shares authorized thereunder available for issuance. The Existing Plan was previously approved by the Company's Stockholders. It is the opinion of the Board of Directors that by rewarding the Company's employees and other individuals contributing to the Company and its subsidiaries with the opportunity to acquire an equity investment in the Company, the Plan will maintain and strengthen their desire to remain with the Company, stimulate their efforts on the Company's behalf, and also attract other qualified personnel to provide services on behalf of the Company.

         The following description summarizes certain provisions of the Plan. All statements are qualified in their entirety by reference to the text of the Plan, copies of which are available for examination at the Securities and Exchange Commission and at the principal office of the Company, 15 Kimball Avenue, Yonkers, New York 10704.

         The Plan allows the Company to grant incentive stock options ("ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under Section 422(b) of the Code, and Stock Appreciation Rights ("SARs"). ISOs, NQSOs, and SARs are collectively referred to below as "Options". The Plan is intended to provide the employees, directors, independent contractors and consultants of the Company with an added incentive to continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. The Board has deemed it in the best interest of the Company to establish the Plan so as to provide employees and the other persons listed above the opportunity to acquire a proprietary interest in the Company by means of grants of options to purchase Common Stock. The Plan is not subject to ERISA.

  ELIGIBILITY FOR PARTICIPATION

         Under the Plan, ISOs or ISOs in tandem with SARs, subject to the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39 (a)-(e), may be granted, from time to time, to employees of the Company, including officers, but excluding directors who are not otherwise employees of the Company. NQSOs and NQSOs in tandem with SARs may be granted from time to time under the Plan to employees of the Company, officers, directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of, the Company (persons entitled to receive Options are referred to herein as "Participants"). ISOs and ISOs in tandem with SARs may not be granted under the Plan to any person for whom shares first become exercisable under the Plan or any other stock option plan of the Company in any calendar year having an aggregate fair market value (measured at the respective time of grant of such Options) in excess of $100,000. Any grant in excess of such amount will be deemed a grant of an NQSO. Furthermore, not more than 150,000 Options may be granted to a Participant in any calendar year. The Company presently has 15 employees (including one director-employee), and four outside directors who are eligible for grants of one or more types of Options under the Plan. The Company cannot presently determine the number of non-employees who may be entitled to NQSO's under the Plan.

  ADMINISTRATION

         The Plan is to be administered by the Board of Directors, by the Compensation Committee of the Board of Directors of the Company or another Committee of the Board of Directors of the Company composed solely of at least two "outside directors" (as defined under Section 162(m) of the Code). The administrator of the Plan, whether the Board of Directors itself, the Compensation Committee and/or any other committee of the board of Directors is referred to below as the "Committee," unless the context otherwise requires. The Committee has the authority, in its discretion, to determine the persons to whom Options will be granted, the character of such Options, the manner of exercising and making payment for shares of Common Stock and the number of shares of Common Stock to be subject to each Option. A committee of the Board of Directors composed solely of at least two outside directors, to the extent the Company has two outside directors, will be required to administer the Plan with respect to employees included within the term "covered employee" under
  Section 162(m) of the Code (generally, executive officers of the Company).

  TERMS OF OPTIONS

         The terms of options granted under the Plan will be determined by the Committee. Each Option is to be evidenced by a stock option agreement between the Company and the employee to whom such Option is granted, and is subject to the following additional terms and conditions:

          (a) Exercise of the Option: The Committee will determine the time periods during which Options granted under the Plan may be exercised. An Option must be granted within ten (10) years from the date the Plan was adopted by the Board and may not have an expiration date later than ten (10) years from the date of grant. Unless otherwise provided in any option agreement issued under the Plan, any Option granted under the Plan may be exercisable in whole or in part at any time during the exercise period and, other than with respect to performance-based options, must become fully exercisable within five years from the date of its grant and vest at a rate of not less than 20% of the Option in the aggregate in each of the first five years of the Option. The Committee may, in its sole discretion, accelerate any such vesting period after the grant thereof. The vesting of one or more Options granted under the Plan may also be based on the attainment of specified performance goals of the Participant or the performance of the Company, one or more subsidiaries, parent and/or division of one or more of the above. Notwithstanding the above, ISOs or SARs granted in tandem with ISOs, granted to a participant owning directly or through attribution more than 10% of the Company's Common Stock are subject to the additional restriction that the expiration date of the Option may not be later than five
  (5) years from the date of grant. An Option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company in cash or certified check. At the discretion of the Committee, the exercise price may also be paid by delivery of shares of Common Stock having a fair market value equal to the option price, an interest-bearing promissory note in the principal amount of the exercise price and bearing interest at a rate not less than the imputed interest rate under the Code, or a combination of a cash payment and/or delivery or shares and/or an interest-bearing promissory note. Furthermore, in the case of an NQSO, at the discretion of the Committee, the Participant may have the Company withhold from the Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and/or the withholding amount due.

          (b) Option Price: The option price of an NQSO or an SAR or in tandem with an NQSO granted pursuant to the Plan will be determined by the Committee in its sole discretion, but in no event may such price be less than 85% of the fair market value of the Company's Common Stock on the date of grant. In no event may the option price of an ISO be less than the fair market value of the Company's Common Stock on the date of grant. Such fair market value of an ISO will be determined by the Committee and, if the shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value will be the closing price on such exchange, or the mean of the reported bid and asked prices of the Common Stock on the over-the-counter market as reported by NASDAQ, the NASD OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on such date. ISOs or SARs granted in tandem with ISOs granted to holders of more than 10% of the Company's Common Stock are subject to the additional restriction that the option price must be at least 110% of the fair market value of the Company's Common Stock on the date of grant.

          (c) Termination of Employment or Consulting Agreement; Death: Except as provided in the Plan, or otherwise determined by the Committee in its sole discretion, upon voluntary termination of employment with the Company or termination of a consultant's consulting agreement prior to expiration of its term, a Participant may exercise his Option, to the extent such Option would otherwise be exercisable as of the date of termination or at any time within three (3) months after the date of such termination. However, unless otherwise determined by the Committee in its sole discretion, any Options granted under the Plan will immediately terminate if the Participant's employment is terminated as a result of his not having adequately performed the services for which he was hired.

          Unless extended by the Committee, if a Participant dies (i) while employed by the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of his employment, his Options may be exercised by a legatee or legatees of such Options under such individual's last will or by such individual's estate, to the extent such Option was exercisable as of the date of death or date of termination of employment, whichever date is earlier, but in no event later than six (6) months after the date of death.

          If a Participant becomes disabled within the definition of section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, his Options may be exercised at any time within six months after the termination of his employment due to the disability.

          An Option may not be exercised except to the extent that the Participant was entitled to exercise the Option at the time of termination of employment or death, unless otherwise extended by the Committee in its sole discretion, and in any event it may not be exercised after the original expiration date of the Option.

          (d) Nontransferability of Options; No Liens: ISOs and SARs granted in tandem with ISOs are not transferable or assignable, except by will or the laws of intestacy, and any ISO or SAR granted in tandem with an ISO is exercisable during the lifetime of the Participant only by the Participant, or in the event of his or her death, by a person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant. The Committee has the right to grant options other than ISO's or SAR's in tandem with ISO's which may or may not be transferable or assignable.

          The option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board of Directors or the Compensation Committee.

  TERMINATION, MODIFICATION AND AMENDMENT OF THE PLAN

          The Plan (but not Options previously granted under the Plan) will terminate ten years from the date of its adoption by the Board of Directors. No Option will be granted after termination of the Plan.

          The Board of Directors of the Company may terminate the Plan at any time prior to its expiration date, or from time to time make such modifications or amendments of the Plan as it deems advisable. However, the Board may not, without the approval of a majority of the then outstanding shares of the Company entitled to vote thereon, except under conditions described under "Adjustments Upon Changes in Capitalization," increase the maximum number of shares as to which Options may be granted under the Plan, materially change the standards of eligibility under the Plan, or adopt a new plan.

          No termination, modification or amendment of the Plan may adversely affect the terms of any outstanding options without the consent of the holders of such Options.

  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

          In the event that the number of outstanding shares of Common Stock of the Company is changed by reason of recapitalization, reclassification, stock split, stock dividend, combination, exchange of shares, or the like, the Board of Directors of the Company will make an appropriate adjustment in the aggregate number of shares of Common Stock available under the Plan, in the number of shares of Common Stock reserved for issuance upon the exercise of then outstanding Options and in the exercise prices of such Options. Any adjustment in the number of shares will apply proportionately only to the unexercised portion of Options granted under the Plan. Fractions of shares resulting from any such adjustment shall be revised to the next higher whole number of shares.

          In the event of the proposed dissolution or liquidation of substantially all of the assets of the Company, all outstanding Options will automatically terminate, unless otherwise provided by the Board.

  FEDERAL INCOME TAX CONSEQUENCES

          The following discussion is only a summary of the principal Federal income tax consequences of the Options granted under the Plan and is based on existing federal law, which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual Participants, which may substantially alter or modify the Federal income tax consequences herein discussed.

          Generally, under present law, when an option qualifies as an ISO under
  Section 422 of the Code, (i) an employee will not realize taxable income either upon the grant or the exercise of the option, (ii) the amount by which the fair market value of the shares acquired by the exercise of the option at the time of exercise exceeds the option price is included in alternative minimum taxable income for purposes of determining the employee's alternative minimum tax, (iii) any gain or loss (the difference between the net proceeds received upon the disposition of the shares and the option price paid therefor), upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss if the stock qualifies as a capital asset in the hands of the employee, and (iv) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an incentive stock option or a qualifying disposition of the shares. A disposition by an employee of shares acquired upon exercise of an ISO will constitute a qualifying disposition if it occurs more than two years after the grant of the option and one year after the issuance of the shares to the employee. If such shares are disposed of by the employee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the employee, in general, will recognize ordinary income (and the Company will, subject to the limitations under Section 162(m) of the Code discussed below, receive an equivalent deduction) equal to the aggregate fair market value of the shares as of the date of exercise less the option price. Ordinary income from a disqualifying disposition will constitute compensation for which withholding may be required under federal and state law. In addition, a holder of Options granted after August 10, 1993 may be entitled to exclude up to 50% of the gain on any such sale occurring more than five years after the date of exercise. The availability of such exclusion is dependent upon, among other things, the Company not having in excess of $50 million of aggregate gross assets at any time before the exercise of such Option. Currently under the Code, the maximum rate of tax on ordinary income is greater than the rate of tax on long-term capital gains. Many proposals have been made to reduce the marginal rate of tax on capital gains. However, to date, no such proposals have been enacted into law. Furthermore, in the future, the rate of tax on such gains may be increased. No assurance can be given of when, if ever, new tax legislation will be enacted into law, and the effective date of any such legislation.

          In the case of an NQSO granted under the Plan, no income generally is recognized by the Participant at the time of the grant of the Option assuming such NQSO does not have a readily ascertainable fair market value. The Participant generally will recognize ordinary income when the NQSO is exercised equal to the aggregate fair market value of the shares acquired less the option price. Ordinary income from NQSOs will constitute compensation for which withholding may be required under federal and state law, and the Company will receive an equivalent deduction, subject to the limitations of Section 162(m) of the Code, which limits the amount a publicly held corporation may deduct with respect to remuneration generally paid to an executive officer of the Corporation to $1,000,000. Income recognized by such executive officer on the exercise of an NQSO or SAR would be deemed remuneration. However, there are certain requirements which, if met, will allow income from the exercise of an NQSO or NQSO in tandem with an SAR to be excluded from remuneration for such purposes. One of the requirements is that the Plan set forth the maximum number of Options to which a Participant may be entitled. Even though the Company believes that it and the Plan satisfy such requirements, no assurance can be given that they will be met in the future.

          Shares acquired upon exercise of NQSOs will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of the exercise or such other relevant date. Upon subsequent disposition of the shares, the Participant will recognize capital gain or loss if the stock is a capital asset in his hands. Provided the shares are held by the Participant for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss. As set forth above, the maximum rate of tax on ordinary income is currently greater than the rate of tax on long-term capital gains. To the extent an Participant recognizes a capital loss, such loss may currently generally offset capital gains and $3,000 of ordinary income. Any excess capital loss is carried forward indefinitely.

          The grant of an SAR is generally not a taxable event for the Participant. Upon the exercise of an

  SAR, the Participant will recognize ordinary income in an amount equal to the amount of cash and the fair market value of any Common Stock received upon such exercise, and the Company will be entitled to a deduction equal to the same amount. However, if the sale of any shares received would be subject to
  Section 16(b) of the Securities Exchange Act of 1934, ordinary income attributable to such shares received will be recognized on the date such sale would not give rise to a Section 16(b) action, valued at the fair market value at such later time, unless the Participant has made an election under Section 83(b) of the Code within 30 days after the date of exercise to recognize ordinary income as of the date of exercise based on the fair market value at the date of exercise.

          The foregoing discussion is only a brief summary of the applicable federal income tax laws as in effect on this date and should not be relied upon as being a complete statement. The federal tax laws are complex, and they are subject to legislative changes and new or revised judicial or administrative interpretations at any time. In addition to the federal income tax consequences described herein, a Participant may also be subject to state and/or local income tax consequences in the jurisdiction in which the Participant works and/or resides.

  NEW PLAN BENEFITS.

          No options to purchase shares of Common Stock have been granted or allocated under the Plan.

                            THE BOARD OF DIRECTORS RECOMMENDS THAT THE
                             STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE
                             COMPANY'S 1997 INCENTIVE STOCK OPTION PLAN.

  PROPOSAL 3.        RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

          BDO Seidman, LLP has been the independent public accountants of the Company since 1995. They have no financial interest, either direct or indirect, in the Company. Selection of independent public accountants has been recommended by the Audit Committee of the Company's Board of Directors and has been approved by the entire Board of Directors, subject to stockholder ratification. A representative of BDO Seidman, LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement or respond to appropriate questions from Stockholders.

           MANAGEMENT RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE
      RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S
                         INDEPENDENT PUBLIC ACCOUNTANTS.


                                  OTHER MATTERS

          The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. Unless otherwise directed, all shares represented by Board of Directors' Proxies will be voted in favor of the proposals of the Board of Directors described in this Proxy Statement. If any other matters come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters according to their best judgment.

                                    EXPENSES

          The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                              STOCKHOLDER PROPOSALS

          No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Nevada law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders, will be submitted timely only if the proposal has been received at the Company's principal executive office no later than December 15, 1997. If the date of such meeting is changed by more than 30 calendar days from the date such meeting is scheduled to be held under the Company's By-Laws, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

          Even if the foregoing requirements are satisfied, a person may submit only one proposal with a supporting statement of not more than 500 words, if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

                              AVAILABLE INFORMATION

          Copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by stockholders (including beneficial owners of the Company's Common Stock) upon written request to Norman Usen, the Company's Secretary, Enamelon, Inc. 15 Kimball Avenue, Yonkers, New York 10704, or on the Commission's web site at http://www.sec.gov.

                                             By Order of the Board of Directors


                                             Norman Usen, Secretary
  Yonkers, New York
  April 16, 1997

                                    APPENDIX
                                    --------

                                 ENAMELON, INC.
                        1997 INCENTIVE STOCK OPTION PLAN



1.  Purposes.

         The ENAMELON, INC. 1997 INCENTIVE STOCK OPTION PLAN (the "Plan") is intended to provide the employees, directors, independent contractors and consultants of Enamelon Corporation (the "Company") and/or any subsidiary or parent thereof with an added incentive to commence and/or continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. By thus encouraging employees, directors, independent contractors and consultants and promoting their continued association with the Company, the Plan may be expected to benefit the Company and its stockholders. The Plan allows the Company to grant Incentive Stock Options ("ISOs") (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under
Section 422(b) of the Code and Stock Appreciation Rights ("SARs") (collectively the "Options"). The vesting of one or more Options granted hereunder may be based on the attainment of specified performance goals of the participant or the performance of the Company, one or more subsidiaries, parent and/or division of one or more of the above.

2.  Shares Subject to the Plan.

         The total number of shares of Common Stock of the Company, $.001 par value per share, that may be subject to Options granted under the Plan shall be seven hundred fifty thousand (750,000) in the aggregate, subject to adjustment as provided in Paragraph 8 of the Plan; however, the grant of an ISO to an employee together with a tandem SAR or any NQSO to an employee together with a tandem SAR shall only require one share of Common Stock available subject to the Plan to satisfy such joint Option. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirement of outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for granting of Options under the Plan.

3.  Eligibility.

         All employees of the Company or of a "subsidiary" or "parent" of the Company, as the quoted terms are defined within Section 424 of the Code are eligible to receive ISO's or ISO's in tandem with SAR's (provided the SAR meets the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39 (a) through
(e) inclusive). ISO's or ISO's in tandem with SAR's (provided the SAR meets the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39 (a) through (e) inclusive) may be granted from time to time under the Plan to one or more employees of the Company or of a "subsidiary" or "parent" of the Company, as the quoted terms are defined within Section 424 of the Code. An Officer is an employee for the above purposes. However, a director of the Company who is not otherwise an employee is not deemed an employee for such purposes. NQSOs and NQSO's in tandem with SARs may be granted from time to time under the Plan to one or more employees of the Company, Officers, members of the Board of Directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the Company and/or of a subsidiary of the Company, including persons who have previously been granted Options under the Plan.

4.  Administration of the Plan.

         (a) The Plan shall be administered by the Board of Directors of the Company as such Board of Directors may be composed from time to time and/or by a Stock Option Committee or Compensation Committee (the "Committee") which shall be comprised of solely of at least two Outside Directors (as such term is defined in regulations promulgated from time to time with respect to Section 162(m)(4)(C)(i) of the Code) appointed by such Board of Directors of the Company. As and to the extent authorized by the Board of Directors of the Company, the Committee may exercise the power and authority vested in the Board of Directors under the Plan. Within the limits of the express provisions of the Plan, the Board of Directors or Committee shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, Options shall be granted, the character of such Options (whether ISOs, NQSOs, and/or SARs in tandem with NQSOs, and/or SARs in tandem with ISOs) and the number of shares of Common Stock to be subject to each Option, the manner and form in which the optionee can tender payment upon the exercise of his Option, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Option agreements that may be entered into in connection with Options (which need not be identical), subject to the limitation that agreements granting ISOs must be consistent with the requirements for the ISOs being qualified as "incentive stock options" as provided in Section 422 of the Code, and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors and/or the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Board of Directors and/or the Committee, in its discretion, shall deem relevant. The Board of Directors' and/or the Committee's determinations on the matters referred to in this Paragraph shall be conclusive.

         (b) Notwithstanding anything contained herein to the contrary, at anytime during the period the Company's Common Stock is registered pursuant to
Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act), the Committee, if one has been appointed to administer all or part of the Plan, shall have the exclusive right to grant Options to Covered Employees as defined under Section 162(m)(3) of the Code (generally executive officers subject to Section 16 of the 1934 Act) and set forth the terms and conditions thereof. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended, to the extent possible, comply with all applicable conditions of Rule 16b-3, as amended from time to time, (and its successor provisions, if any) under the 1934 Act and Section 162(m)(4)(C) of the Code of 1986, as amended. To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors and/or such Committee.

5.  Terms of Options.

         Within the limits of the express provisions of the Plan, the Board of Directors or the Committee may grant either ISOs or NQSOs or SARs in tandem with NQSOs or SARs in tandem with ISOs. An ISO or an NQSO enables the optionee to purchase from the Company, at any time during a specified exercise period, a specified number of shares of Common Stock at a specified price (the "Option Price"). The optionee, if granted a SAR in tandem with a NQSO or ISO, may receive from the Company, in lieu of exercising his option to purchase shares pursuant to his NQSO or ISO, at one of the certain specified times during the exercise period of the NQSO or ISO as set by the Board of Directors or the Committee, the excess of the fair market value upon such exercise (as determined in accordance with subparagraph (b) of this Paragraph 5) of one share of Common Stock over the Option Price per share specified upon grant of the NQSO or ISO/SAR multiplied by the number of shares of Common Stock covered by the SAR so exercised. The character and terms of each Option granted under the Plan shall be determined by the Board of Directors and/or the Committee consistent with the provisions of the Plan, including the following:

         (a) An Option granted under the Plan must be granted within 10 years from the date the Plan is adopted, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

         (b) The Option Price of the shares of Common Stock subject to each ISO and each SAR issued in tandem with an ISO shall not be less than the fair market value of such shares of Common Stock at the time such ISO is granted. Such fair market value shall be determined by the Board of Directors and, if the shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the closing bid and asked prices of the shares of Common Stock on the over-the-counter market, as reported by the Nasdaq Stock Market, the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on the day on which the Option is granted or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. If an ISO or SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is to be granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, the Option Price of the shares of Common Stock subject to such ISO shall not be less than 110% of the fair market value per share of the shares of Common Stock at the time such ISO is granted.

         (c) The Option Price of the shares of Common Stock subject to an NQSO or an SAR in tandem with a NQSO granted pursuant to the Plan shall be determined by the Board of Directors or the Committee, in its sole discretion, but in no event less than 85% of the fair market value per share of the shares of Common Stock at the time of grant.

         (d) In no event shall any Option granted under the Plan have an expiration date later than 10 years from the date of its grant, and all Options granted under the Plan shall be subject to earlier termination as expressly provided in Paragraph 6 hereof. If an ISO or an SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is granted, owns (directly or through attribution) more that 10% of the total combined voting power of all classes of capital stock of the Company or of a subsidiary or parent of the Company, such ISO shall by its terms expire and shall not be exercisable after the expiration of five (5) years from the date of its grant.

         (e) An SAR may be exercised at any time during the exercise period of the ISO or NQSO with which it is granted in tandem and prior to the exercise of such ISO or NQSO. Notwithstanding the foregoing, the Board of Directors and/or the Committee shall in their discretion determine from time to time the terms and conditions of SAR's to be granted, which terms may vary from the afore-described conditions, and which terms shall be set forth in a written stock option agreement evidencing the SAR granted in tandem with the ISO or NQSO. The exercise of an SAR granted in tandem with an ISO or NQSO shall be deemed to cancel such number of shares subject to the unexercised Option as were subject to the exercised SAR. The Board of Directors or the Committee has the discretion to alter the terms of the SARS if necessary to comply with Federal or state securities law. Amounts to be paid by the Company in connection with an SAR may, in the Board of Director's or the Committee's discretion, be made in cash, Common Stock or a combination thereof.

                (f) An Option granted under the Plan shall become exercisable, in whole at any time or in part from time to time, but in no event may an Option
(i) be exercised as to less than one hundred (100) shares of Common Stock at any one time, or the remaining shares of Common Stock covered by the Option if less than one hundred (100), and (ii) except with respect to performance based Options, become fully exercisable more than five years from the date of its grant nor shall less than 20% of the Option become exercisable in any of the first five years of the Option, if not terminated as provided in Section 6 hereof. The Board of Directors or the Committee, if applicable, shall, in the event it so elects in its sole discretion, set one or more performance standards with respect to one or more Options upon which vesting is conditioned (which performance standards may vary among the Options).

                (g) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Secretary) of written notice of the number of full shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full, which payment at the option of the optionee shall be in the form of (i) cash or certified or bank check payable to the order of the Company, of the Option Price of such shares of Common Stock, or, (ii) if permitted by the Committee or the Board of Directors, as determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by the delivery of shares of Common Stock having a fair market value equal to the Option Price or the delivery of an interest-bearing promissory note having an original principal balance equal to the Option Price and an interest rate not below the rate which would result in imputed interest under the

Code (provided, in order to qualify as an ISO, more than one year shall have passed since the date of grant and one year from the date of exercise), or (iii) at the option of the Committee or the Board of Directors, determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by a combination of cash, promissory note and/or such shares of Common Stock (subject to the restriction above) held by the employee that have a fair market value together with such cash and principal amount of any promissory note that shall equal the Option Price, and, in the case of a NQSO, at the discretion of the Committee or Board of Directors by having the Company withhold from the shares of Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and/or the tax withholding amount due, or otherwise provide for withholding as set forth in Paragraph 9(c) hereof, or in the event an employee is granted an ISO or NQSO in tandem with an SAR and desires to exercise such SAR, such written notice shall so state such intention. To the extent allowed by applicable Federal and state securities laws, the Option
Price may also be paid in full by a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed Option, or through any other medium of payment as the Board of Directors and/or the Committee, in its discretion, shall authorize.

                (h) The holder of an Option shall have none of the rights of a stockholder with respect to the shares of Common Stock covered by such holder's Option until such shares of Common Stock shall be issued to such holder upon the exercise of the Option.

                (i) All ISOs or SARs in tandem with ISOs granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of the holder thereof only by the holder. The Board or the Committee, in its sole discretion, shall determine whether an Option other than an ISO or SAR in tandem with an ISO shall be transferable. No Option granted under the Plan shall be subject to execution, attachment or other process.

                (j) The aggregate fair market value, determined as of the time any ISO or SAR in tandem with an ISO is granted and in the manner provided for by Subparagraph (b) of this Paragraph 5, of the shares of Common Stock with respect to which ISOs granted under the Plan are exercisable for the first time during any calendar year and under incentive stock options qualifying as such in accordance with Section 422 of the Code granted under any other incentive stock option plan maintained by the Company or its parent or subsidiary corporations, shall not exceed $100,000. Any grant of Options in excess of such amount shall be deemed a grant of a NQSO.

                (k) Notwithstanding anything contained herein to the contrary, an SAR which was granted in tandem with an ISO shall (i) expire no later than the expiration of the underlying ISO; (ii) be for no more than 100% of the spread at the time the SAR is exercised; (iii) shall only be transferable when the underlying ISO is transferable; (iv) only be exercised when the underlying ISO is eligible to be exercised; and (v) only be exercisable when there is a positive spread.

                (l) In no event shall an employee be granted Options for more than 150,000 shares of Common Stock during any calendar year period; provided, however, that the limitation set forth in this Section 5(l) shall be subject to adjustment as provided in Section 8 herein.

6.  Death or Termination of Employment/Consulting Relationship.

                (a) Except as provided herein, or otherwise determined by the Board of Directors or the Committee in its sole discretion, upon termination of employment with the Company voluntarily by the employee or termination of a consulting relationship with the Company prior to the termination of the term thereof, a holder of an Option under the Plan may exercise such Options to the extent such Options were exercisable as of the date of termination at any time within thirty (30) days after termination, subject to the provisions of Subparagraph (d) of this Paragraph 6. Except as provided herein, or otherwise determined by the Board of Directors or the Committee in its sole discretion, if such employment or consulting relationship shall terminate for any reason other than death, voluntary termination by the employee or for cause, then such Options may be exercised at anytime within three (3) months after such termination. Notwithstanding anything contained herein to the contrary, unless otherwise determined by the Board of Directors or the Committee in its sole discretion, any options granted hereunder to an Optionee and then outstanding shall immediately terminate in the event the Optionee is terminated for cause, and the other provisions of this Section 6 shall not be applicable thereto. For purposes of this Section 6, termination for cause shall be deemed the decision of the Company, in its sole discretion, that Optionee has not adequately performed the services for which he/she/it was hired.

                (b) If the holder of an Option granted under the Plan dies (i) while employed by the Company or a subsidiary or parent corporation or while providing consulting services to the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment/consulting, such Options may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised by a legatee or legatees of such Option under such individual's last will or by such individual's personal representatives or distributees at any time within such time as determined by the Board of Directors or the Committee in its sole discretion, but in no event less than six months after the individual's death, to the extent such Options were exercisable as of the date of death or date of termination of employment, whichever date is earlier.

                (c) If the holder of an Option under the Plan becomes disabled within the definition of section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such Option may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised at any time within six months less one day after such holder's termination of employment due to the disability.

                (d) Except as otherwise determined by the Board of Directors or the Committee in its sole discretion, an Option may not be exercised pursuant to this Paragraph 6 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, consulting relationship or death, and in any event may not be exercised after the original expiration date of the Option. Notwithstanding anything contained herein which may be to the contrary, such termination or death prior to vesting shall, unless otherwise determined by the Board of Directors or Committee, in its sole discretion, be deemed to occur at a time the holder was not entitled to exercise the Option.

                (e) The Board of Directors or the Committee, in its sole discretion, may at such time or times as it deems appropriate, if ever, accelerate all or part of the vesting provisions with respect to one or more outstanding options. The acceleration of one Option shall not infer that any Option is or to be accelerated.

7.  Leave of Absence.

                For the purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall be considered as remaining in the employ of the Company or of a subsidiary or parent corporation for ninety (90) days or such longer period as such individual's right to reemployment is guaranteed either by statute or by contract.

8.  Adjustment Upon Changes in Capitalization.

                (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split-up, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or the Committee, in the aggregate number of shares of Common Stock available under the Plan, in the number of shares of Common Stock issuable upon exercise of outstanding Options, and the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, where the Company is not the surviving entity, or the conveyance of all or substantially all of the assets of the Company to another company for solely stock and/or securities, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Company (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, or, except as provided in (b) below, the sale of substantially all the assets of the Company for other than stock and/or securities, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof.

                (b) Any Option granted under the Plan, may, at the discretion of the Board of Directors of the Company and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Company, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of optionee under his Option(s) prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(1) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

                (c) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock.

9. Further Conditions of Exercise.

                (a) Unless the shares of Common Stock issuable upon the exercise of an Option have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, prior to the exercise of the Option, an optionee must represent in writing to the Company that such shares of Common Stock are being acquired for investment purposes only and not with a view towards the further resale or distribution thereof, and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act.

                (b) The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable.

                (c) The Board of Directors or Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) the withholding of payment of all or any portion of such Option and/or SAR until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or (ii) the cancelling of any number of shares of Common Stock issuable upon exercise of such Option and/or SAR in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) the selling of any property contingently credited by the Company for the purpose of exercising such Option, in order to withhold or reimburse the Company for the amount it is required to so withhold, or (iv) withholding the amount due from such employee's wages if the employee is employed by the Company or any subsidiary thereof.

10.  Termination, Modification and Amendment.

                (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earliest of the date of its adoption by the Board of Directors, or the date the Plan is approved by the stockholders of the Company, or such date of termination, as hereinafter provided, and no Option shall be granted after termination of the Plan.

                (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

                (c) The Board of Directors of the Company may at any time, prior to ten (10) years from the earlier of the date of the adoption of the Plan by such Board of Directors or the date the Plan is approved by the stockholders, terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, increase (except as provided by Paragraph 8) the maximum number of shares of Common Stock as to which Options or shares may be granted under the Plan, or materially change the standards of eligibility under the Plan. Any amendment to the Plan which, in the opinion of counsel to the Company, will be deemed to result in the adoption of a new Plan, will not be effective until approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

                (d) No termination, modification or amendment of the Plan may adversely affect the rights under any outstanding Option without the consent of the individual to whom such Option shall have been previously granted.

11.  Effective Date of the Plan.

                The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon within one year before or after adoption of the Plan by the Board of Directors.


12.  Not a Contract of Employment.

                Nothing contained in the Plan or in any option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of the Company or of a subsidiary or parent of the Company or in any way limit the right of the Company, or of any parent or subsidiary thereof, to terminate the employment of any employee.

13.  Other Compensation Plans.

                The adoption of the Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan.

*******************************************************************************
                                  APPENDIX


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                                 ENAMELON, INC.

                         ANNUAL MEETING OF STOCKHOLDERS


                The undersigned stockholder of ENAMELON, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 16, 1997, and the Annual Report to Stockholders for the year ended December 31, 1996, and hereby appoints Dr. Steven R. Fox and Norman Usen, and each of them, on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of ENAMELON, INC., to be held on May 20, 1997 at 9:00 a.m., at the Hyatt Regency, 2 Albany Street, New Brunswick, New Jersey 08901, and any adjournment or adjournments thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.


                1. ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:

                         [ ] FOR all nominees listed below [ ] WITHHOLD AUTHORITY to vote for all nominees listed below. (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS NAME BELOW)

                         Steven R. Fox, S. N. Bhaskar, Bert D. Gaster, Richard
                         A. Gotterer and Eric D. Horodas

                2.       To approve the Company's 1997 Incentive Stock Option
                         Plan

                         [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

                3. To ratify the appointment of BDO Seidman, LLP, as the Company's independent auditors for the year ending December 31, 1997.

                         [  ] FOR     [  ] AGAINST     [  ] ABSTAIN

                4. Upon such other matters as may properly come before the meeting or any adjournments thereof.

                The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.


                        (To be Signed on Reverse Side)

                THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE ADOPTION OF PROPOSALS 2 AND 3, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

                Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.

  Date:____________________,1997       ______________________________________
                                       Signature(s) of Stockholder(s)


  NOTE: (This proxy should be marked, dated and signed by the stockholder(s) exactly as his name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary should so indicate. If shares are held by joint tenants or as community property, both must sign.)